UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 15, 2018

TRAQIQ, INC.

(Exact Name of Registrant as Specified in its Charter)

California	333-172658	30-0580318
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

14205 SE 36th Street, Suite 100

Bellevue, WA 98006

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (425) 818-0560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 15, 2018, the Board of Directors of TraqIQ, Inc. (the “Company”) unanimously approved the addition of Mr. James Dubois as a member of the Board of Directors of this Company.

Mr. Dubois currently serves as Global IT Advisor and Board Member at Expeditors International in Seattle. Mr. Dubois has guided IT and business transformation, corporate governance, customer-focused strategic product/service development, security, and risk management. While at Microsoft, he served in CIO and Chief Information Security Officer roles, directing IT modernization through corporate growth, turnaround, acquisition integrations, and divestitures.

Mr. Dubois’ compensation shall be $25,000 annually in the form of restricted common stock of TraqIQ, Inc. that may be issued after approval of the Regulation A+ Offering by FINRA and the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

TRAQIQ, INC.

Date: April 16, 2018

/s/Ajay Sikka
Ajay Sikka
Chief Executive Officer